NVE Corporation
                  CONDENSED STATEMENTS OF OPERATIONS
            QUARTER AND YEAR ENDED MARCH 31, 2004 AND 2003
              (IN THOUSANDS EXCEPT PER SHARE; UNAUDITED)

Quarter ended                           March 31, 2004  March 31, 2003
Revenue:
  Contract research and development           $ 1,667         $ 1,709
  Product sales                                 1,541             795
  License revenue                                   -              98
                                        --------------  --------------
Total revenue                                   3,208           2,602

Cost of sales                                   1,890           1,638
                                        --------------  --------------
Gross profit                                    1,318             964

Expenses
  Research and development                        391             364
  Selling, general and administrative             441             513
                                        --------------  --------------
Total expenses                                    832             877
                                        --------------  --------------
Income from operations                            486              87

Interest Income                                    49              57
Interest expense                                   (5)             (8)
Other Income                                       23              24
                                        --------------  --------------
Income from operations before income taxes        533             160

Income tax (benefit)                             (237)              -
                                        --------------  --------------
Net income                                    $   790         $   160
                                        ==============  ==============

Weighted average shares outstanding             4,877           4,366
Net income per share - diluted                $  0.16         $  0.04


Year ended                              March 31, 2004  March 31, 2003
Revenue:
  Contract research and development           $ 6,617         $ 6,553
  Product sales                                 5,393           2,503
  License revenue                                   -             391
                                        --------------  --------------
Total revenue                                  12,010           9,447

Cost of sales                                   7,445           5,911
                                        --------------  --------------
Gross profit                                    4,565           3,536

Expenses
  Research and development                      1,103           1,308
  Selling, general and administrative           1,831           1,838
                                        --------------  --------------
Total expenses                                  2,934           3,146
                                        --------------  --------------

Income from operations                          1,631             390


Interest Income                                   189             211
Interest expense                                  (25)            (40)
Other Income                                       80              86
                                        --------------  --------------
Income from operations before income taxes      1,875             647

Income tax (benefit)                             (233)              -
                                        --------------  --------------
Net income                                    $ 2,108         $   647
                                        ==============  ==============

Weighted average shares outstanding             4,727           4,324
Net income per share - diluted                $  0.45         $  0.15

                           NVE Corporation
                       CONDENSED BALANCE SHEETS
                   MARCH 31, 2004 AND MARCH 31, 2003
                            (IN THOUSANDS)

                                               (UNAUDITED)
                                                 March 31,   March 31,
                                                   2004        2003
ASSETS
Current assets:
  Cash                                           $  1,056    $    596
  Investment securities                             6,489       5,880
  Account Receivable, net                           1,739       1,028
  Inventories                                       1,150         841
  Other current assets                                547         170
                                               ----------- -----------
Total current assets                               10,981       8,515
Fixed assets                                        1,439       1,167
                                               ----------- -----------
Total assets                                     $ 12,420    $  9,682
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                                    327         311
  Accrued payroll and other                           712         626
  Other current liabilities                           547       1,043
                                               ----------- -----------
Total current liabilities                           1,586       1,980
Long-term liabilities                                 101         223
                                               ----------- -----------
Total liabilities                                   1,687       2,203

Shareholders' equity:
  Common stock                                         45          42
  Additional paid-in capital                       13,298      12,171
  Accumulated other comprehensive income               90          73
  Accumulated deficit                              (2,700)     (4,807)
                                               ----------- -----------
Total shareholders' equity                         10,733       7,479
                                               ----------- -----------
Total liabilities and shareholders' equity       $ 12,420    $  9,682
                                               =========== ===========